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                                                                     Exhibit 5.1



                              [BLANK ROME LLP LOGO]



                                                     December 15, 2003


Genesis HealthCare Corporation
101 East State Street
Kennett Square, Pennsylvania  19348

Gentlemen and Ladies:

         We have acted as counsel to Genesis HealthCare Corporation (the "Company") in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the offering of unsecured obligations of the Company ("Obligations") under the Company's Deferred Compensation Plan (the "Plan"). This opinion is furnished pursuant to the requirements of Item 601(b)(5) of Regulation S-K.

         Although as counsel to the Company we have advised the Company in connection with a variety of matters referred to us by it, our services are limited to specific matters so referred. Consequently, we do not have knowledge of many transactions in which the Company has engaged or its day-to-day operations.

         In rendering this opinion, we have examined the following documents:
(i) the Company's Amended and Restated Articles of Incorporation and Bylaws;
(ii) the resolutions adopted by the Board of Directors related to the Plan;
(iii) the Registration Statement (including all exhibits thereto); (iv) the Plan; and (v) an officer's certificate from the Company. We have assumed and relied, as to questions of fact and mixed questions of law and fact, on the truth, completeness, authenticity and due authorization of all documents and records examined and the genuineness of all signatures.

         We have not made any independent investigation in rendering this opinion other than the document examination described above. Our opinion is therefore qualified in all respects by the scope of that document examination. We make no representation as to the sufficiency of our investigation for your purposes. This opinion is limited to the laws of the Commonwealth of Pennsylvania. In rendering this opinion, we have assumed (i) compliance with all other laws, including federal laws and (ii) compliance with all Pennsylvania securities and antitrust laws.



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                                www.BlankRome.com


  Delaware o Florida o Maryland o New Jersey o New York o Ohio o Pennsylvania o
                                 Washington, DC

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Genesis HealthCare Corporation
December 15, 2003
Page 2
         Based upon and subject to the foregoing and the qualifications and limitations set forth below, we are of the opinion that:

         The Obligations offered pursuant to the Registration Statement, when undertaken by the Company in the manner contemplated by the Plan, will be binding obligations of the Company.

         This opinion is subject in all respects to the following qualifications: (a) no opinion is rendered as to the availability of equitable remedies to any person or entity including, but not limited to, specific performance and injunctive relief; (b) the effect of bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium and other similar laws or equitable principles affecting creditors' rights or remedies; and (c) the effect of applicable law and court decisions which may now or hereafter limit or render unenforceable certain rights or remedies of any person or entity.

         This opinion is given as of the date hereof. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in laws which may hereafter occur.

         This opinion is strictly limited to the matters stated herein and no other or more extensive opinion is intended, implied or to be inferred beyond the matters expressly stated herein.

         We consent to the filing of this opinion as an exhibit to the Registration Statement.


                                   Sincerely,

                                                     /s/ Blank Rome LLP
                                                     -------------------------
                                                     BLANK ROME LLP